UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2020
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices:
200 Parker Dr., Suite C100A, Austin, Texas 78728
Registrant’s telephone number, including area code: 408-941-7100
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 21, 2020, the Board of Directors (the “Board”) of Aviat Networks, Inc. (the "Company") approved a restructuring plan (the “Restructuring Plan”) in order to continue to reduce its operating costs and improve profitability as part of its transformational initiative to optimize its business model and increase efficiencies. The Restructuring Plan is anticipated to entail a reduction in force of approximately 45 employees to be implemented starting with the Company’s fourth fiscal quarter of 2020 through the second fiscal quarter of 2021 (the “Reduction in Force”), with certain number of positions to be relocated to lower-cost locations.

The Company estimates that Restructuring Plan charges will be approximately $1.9 million and will be recorded as restructuring expenses which consist of one-time severance charges, continuation of health benefits, outplacement services and legal costs to wind down certain legal entities. The foregoing estimated charges will be cash expenditures. The Company anticipates it will generate approximately $2.3 million in annual net savings, a portion of which will be allocated to support growth-related initiatives to be in a stronger position to drive both top- and bottom- line performance.

Management will continue to analyze the Company’s cost structure and evaluate other potential restructuring and cost reduction opportunities in light of the Company’s strategic priorities. While no definitive determination has been made yet, the Company may undertake and implement additional realignment and cost reduction measures and incur additional charges, which the Company would record as restructuring charges in the appropriate period as they are determined.

This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the Reduction in Force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended June 28, 2019, filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2019, and the Company’s subsequent current reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

April 21, 2020	By:	/s/ Eric Chang
		Name:	Eric Chang
		Title:	Chief Financial Officer